Exhibit 99.1

Cardlytics Announces Proposed Public Offering of Common Stock

Atlanta, GA – September 9, 2019 – Cardlytics, Inc., (NASDAQ: CDLX), a purchase intelligence platform that helps make marketing more relevant and measurable, today announced the launch of a proposed underwritten public offering of 2,694,365 shares of its common stock, of which 1,500,000 shares of common stock are being offered by Cardlytics and 1,194,365 shares of common stock are being offered by existing stockholders of Cardlytics. Cardlytics will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. Cardlytics expects to grant the underwriters a 30-day option to purchase up to an additional 404,154 shares of common stock from it at the public offering price, less underwriting discounts and commissions.

J.P. Morgan and BofA Merrill Lynch are acting as joint book-running managers and representatives of the underwriters for the offering. Wells Fargo Securities, SunTrust Robinson Humphrey and Raymond James are also acting as book-running managers for the offering. KeyBanc Capital Markets is acting as co-manager for the offering. The offering is being made pursuant to a shelf registration statement, including a base prospectus, filed by Cardlytics with the Securities and Exchange Commission (SEC), which was declared effective by the SEC on August 29, 2019. The offering may be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained, when available, from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 383 Madison Avenue, New York, NY, 10179, by telephone: 1-866-803-9204, or email: prospectus-eq_fi@jpmchase.com or BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@baml.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Cardlytics

Cardlytics (NASDAQ: CDLX) uses purchase intelligence to make marketing more relevant and measurable. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, San Francisco, and Visakhapatnam.

Cautionary Note on Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding Cardlytics’ expectations regarding the completion of the public offering. The words “anticipate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on Cardlytics’ current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the satisfaction of closing conditions and other factors that are set forth in Cardlytics’ filings with the SEC, including Cardlytics’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and other filings Cardlytics makes with the SEC from time to time, under the caption “Risk Factors.” The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Investor Relations:

William Maina

ICR, Inc.

(646) 277-1236

ir@cardlytics.com